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                                                                   Exhibit 23(c)


                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated October 28, 1996, on our audits of the consolidated financial statements of Value City Department Stores, Inc. (the "Company") as of August 3, 1996, and for the years ended August 3, 1996 and July 29, 1995, which report is included in the Company's Annual Report on Form 10-K for the year ended August 2, 1997. We also consent to the reference to our firm under the caption "Experts".


                                                 /s/ Coopers & Lybrand L.L.P.
                                                 Coopers & Lybrand L.L.P.

Columbus, Ohio
May 1, 1998